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                                           EXHIBIT NO. 21



                   List of Subsidiaries of
               The United Illuminating Company
               -------------------------------


                       State or Jurisdiction
                       of incorporation or    Name under which
Name of Subsidiary        organization        Subsidiary does business
------------------     ---------------------  ------------------------

United Funding Capital      Delaware          United Funding Capital
Partnership L.P.                              Partnership L.P.

Research Center, Inc.       Connecticut       Research Center, Inc.

United Energy
 International, Inc.        Connecticut       United Energy International, Inc.

United Resources, Inc.      Connecticut       United Resources, Inc.

Souwestcon Properties,
 Inc.*                      Connecticut       Souwestcon Properties, Inc.

Thermal Energies, Inc.*     Connecticut       Thermal Energies, Inc.

Precision Power, Inc.*      Connecticut       Precision Power, Inc.

American Payment Systems,
 Inc.*                      Connecticut       American Payment Systems, Inc.


______________________

*Subsidiary of United Resources, Inc.